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                                SUMMA FOUR, INC.

                                   EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE
                    YEARS ENDED MARCH 31, 1997, 1996 AND 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                    1997       1996        1995
                                                    ----       ----        ----
Primary

Average shares outstanding of
Common Stock                                       5,951       6,175       6,195

Net effect of dilutive stock options -
based on the treasury stock method                   166         213         377
                                                  ------      ------      ------
     Total                                         6,117       6,388       6,572
                                                  ======      ======      ======

Net income                                        $1,848      $3,765      $5,423

Per share amount                                  $  .30      $  .59      $  .82
                                                  ======      ======      ======



                                                   1997       1996         1995
                                                   ----       ----         ----
Fully Diluted

Average shares outstanding of
Common Stock                                       5,951       6,175       6,195

Net effect of dilutive stock options -
based on the treasury stock method                   170         225         391
                                                  ------      ------      ------
     Total                                         6,121       6,400       6,586
                                                  ======      ======      ======

Net income                                        $1,848      $3,765      $5,423

Per share amount                                  $  .30      $  .59      $  .82
                                                  ======      ======      ======


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